Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

SOUTH ATLANTIC PCS CORPORATION

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FIRST. The name of the corporation is South Atlantic PCS Corporation (the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, Kent County, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock with a par value of One Cent ($.01) per share.

FIFTH. The Corporation is to have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

NINTH. The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Suanne M. Garnier	Testa, Hurwitz & Thibeault 53 State Street Boston, MA 02109

I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of October, 1994.

/s/ Suanne M. Garnier
Suanne M. Garnier
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTH ATLANTIC PCS CORPORATION

South Atlantic PCS Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article FOURTH of the Certificate of Incorporation of the Corporation to increase the authorized shares of the Corporation’s Common Stock to three million five hundred thousand (3,500,000) shares, par value $.01 per share, so that, as amended, said Article in its entirety shall read as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Three Million Five Hundred Thousand (3,500,000) shares of Common Stock with a par value of One Cent ($.01) per share.

SECOND: That all stockholders of the Corporation entitled to vote thereon duly adopted such amendment by unanimous written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to be signed by its President and attested by its Secretary, this     day of May, 1995.

SOUTH ATLANTIC PCS CORPORATION

/s/ Donald W. Burton
Donald W. Burton
President

ATTEST:

/s/ Sandra P. Barber
Sandra P. Barber
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTH ATLANTIC PCS CORPORATION

South Atlantic PCS Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable the changing of the Corporation’s name to “InterCel Memphis MTA, Inc.,” (2) proposing and declaring advisable the amendment of the Certificate of Incorporation of the Corporation to reflect such change and (3) recommending that such name change and amendment be submitted to the sole stockholder of the Corporation for consideration, action and approval.

SECOND: That the amendment to the Certificate of Incorporation of the Corporation is as follows:

ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST. The name of the corporation is InterCel Memphis MTA, Inc. (the “Corporation”).”

THIRD: That thereafter, pursuant to resolution of the Board of Directors, the sole stockholder of the Corporation, acting by written consent in accordance with Sections 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such name change and the aforesaid amendment to the Certificate of Incorporation of the Corporation to reflect such name change.

FOURTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: That upon this Certificate of Amendment of Certificate of Incorporation becoming effective, the name of the Corporation shall be changed to “InterCel Memphis MTA, Inc.”

IN WITNESS WHEREOF, South Atlantic PCS Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Nicholas J. Jebbia, its Executive Vice President, and attested by Fred G. Astor, Jr., its Secretary, on February 19, 1996.

By:	/s/ Nicholas J. Jebbia
Nicholas J. Jebbia
Executive Vice President

Attest:

/s/ Fred G. Astor, Jr.
Fred G. Astor, Jr.
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERCEL MEMPHIS MTA, INC.

InterCel Memphis MTA, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable the changing of the Corporation’s name to “Powertel/Memphis, Inc.,” (2) proposing and declaring advisable the amendment of the Certificate of Incorporation of the Corporation to reflect such change and (3) recommending that such name change and amendment be submitted to the sole stockholder of the Corporation for consideration, action and approval.

SECOND: That the amendment to the Certificate of Incorporation of the Corporation is as follows:

ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST. The name of the corporation is Powertel/Memphis, Inc. (the “Corporation”).”

THIRD: That thereafter, pursuant to resolution of the Board of Directors, the sole stockholder of the Corporation, acting by written consent in accordance with Sections 228 and 229 of the General Corporation law of the State of Delaware, duly approved such name change and the aforesaid amendment to the Certificate of Incorporation of the Corporation to reflect such name change.

FOURTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: That upon this Certificate of Amendment of Certificate of Incorporation becoming effective, the name of the Corporation shall be changed to “Powertel/Memphis, Inc.”

IN WITNESS WHEREOF, InterCel Memphis MTA, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Allen E. Smith, its President, and attested by Fred G. Astor, Jr., its Secretary, on July 9, 1996.

By:	/s/ Allen E. Smith
Allen E. Smith
President

Attest:

/s/ Fred G. Astor, Jr.
Fred G. Astor, Jr.
Secretary